EXHIBIT 99.1
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P R E S S   R E L E A S E
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[LOGO WILLIAMS SCOTSMAN]

FOR IMMEDIATE RELEASE

For more information, please contact:
Robert C. Singer
Chief Financial Officer
Williams Scotsman International, Inc.
(410) 931-6108


                     WILLIAMS SCOTSMAN INTERNATIONAL, INC.
              ANNOUNCES PROPOSED PUBLIC OFFERING OF COMMON STOCK

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BALTIMORE,  MARYLAND - APRIL 12, 2006 - Williams Scotsman  International,  Inc.
(NASDAQ: WLSC) announced today that it has filed a Registration Statement on Form S-1 for an offering of shares of common stock. In the offering, the company plans to sell up to 2,101,724 shares of common stock and the selling stockholders plan to sell up to 5,254,276 shares of common stock. The selling stockholders include related parties of The Cypress Group L.L.C. and Keystone Group, L.P. and certain members of senior management, including the company's Chief Executive Officer, Gerard Holthaus. The selling shareholders will also grant the underwriters the option to purchase up to an additional 1,103,400 shares of common stock. Citigroup Global Markets Inc., CIBC World Markets Corp. and Lehman Brothers Inc. will act as joint book runners and will join Robert W. Baird & Co. and Deutsche Bank Securities Inc. as joint lead managers.

The company intends to use the proceeds of the offering to repay a portion of its existing bank credit facility. The company will not receive any proceeds from the sales of shares offered by the selling stockholders. Subject to market conditions and Securities and Exchange Commission review, the offering is expected to be completed in May 2006.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of any offer to buy the securities described above, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

When available, a prospectus relating to the offering can be obtained from Citigroup's Prospectus Department at 140 58th Street, Brooklyn, NY 11220, phone
(718) 765-6732.



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ABOUT WILLIAMS SCOTSMAN INTERNATIONAL, INC.
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Williams Scotsman International,  Inc.,  headquartered in Baltimore,  Maryland, through its  subsidiaries,  is a leading  provider of mobile and modular  space
solutions  for  the  construction,   education,   commercial,   healthcare  and
government markets. The company serves over 25,000 customers, operating a fleet of over 98,000 modular space and storage units that are leased through a network of 86 locations throughout North America. Williams Scotsman provides delivery, installation, and other services, and sells new and used mobile office products. Williams Scotsman also manages large modular building projects from concept to completion. Williams Scotsman is a publicly traded company (NASDAQ: WLSC) with operations in the United States, Canada, Mexico, and Spain.

All statements other than statements of historical fact included in this press release are forward-looking statements and involve expectations, beliefs, plans, intentions or strategies regarding the future. Although the company believes that the expectations reflected in these forward-looking statements are reasonable, it assumes no responsibility for the accuracy and completeness of these forward-looking statements and gives no assurance that these expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the company's expectations are disclosed under "Risk Factors" and elsewhere in the company's 10-K, 10-Q and other SEC filings, including, but not limited to, substantial leverage and its ability to service debt, changing market trends in its industry, general economic and business conditions including a prolonged or substantial recession, its ability to finance fleet and branch expansion and to locate and finance acquisitions, its ability to implement its business and growth strategy and maintain and enhance its competitive strengths, intense industry competition, availability of key personnel and changes in, or the failure to comply with, government regulations. The company assumes no obligation to update any forward-looking statement.


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